Exhibit 1.1

             Shares

REAL GOODS SOLAR, INC.

Class A Common Stock

($0.0001 par value)

UNDERWRITING AGREEMENT

San Francisco, CA

                    , 2008

ThinkPanmure, LLC

Canaccord Adams Inc.

Broadpoint Capital, Inc.

As Representatives of the several Underwriters

c/o	ThinkPanmure, LLC

600 Montgomery Street, 8th floor

San Francisco, CA 94111

Ladies and Gentlemen:

Real Goods Solar, Inc., proposes to sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”),                      shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of Real Goods Solar, Inc., a Colorado corporation (the “Company”) (said shares hereinafter called the “Underwritten Securities”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional                      shares of Class A Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The Company currently is a wholly owned subsidiary of Gaiam, Inc., a Colorado corporation (“Parent”), which owns all of the issued and outstanding shares of the Company’s Class A Common Stock and all of the issued and outstanding shares of the Company’s Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”). Certain terms used herein are defined in Section 17 hereof.

1. Representations and Warranties.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (Reg. No. 333-149092) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has been declared effective by the Commission. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, a copy of each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall comply, in all material respects, with the applicable requirements of the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all material respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement complied in all material respects with the applicable requirements of the Act and the rules thereunder; and when the Prospectus is first filed (if required) in accordance with Rule 424(b), the Prospectus will comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Securities Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company does not make any representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof. The statistical and market related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(c) (i) At the Execution Time, on the Closing Date, and on the Option Securities Closing Date, the Disclosure Package and the price to the public, the number of Underwritten Securities, and the number of Option Securities disclosed on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic roadshow, when taken together with the Disclosure Package, and the price to the public, the number of Underwritten Securities and the number of Option Securities on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is a part thereof and not superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(f) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Colorado with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, businesses, or properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(g) The Company’s authorized equity capitalization will be as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained therein; the outstanding shares of Class A Common Stock and Class B Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the certificates for the Securities will be in valid and sufficient form; the Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities (except as set forth in the Prospectus); and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(h) Except as set forth on Exhibit 21.1 of the Registration Statement, the Company does not own any capital stock of or equity interest in any other person or entity and has no Subsidiaries.

(i) There is no contract or other document required by the Act or the rules thereunder to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as so required (the Disclosure Package contained in all material respects the same descriptions of the foregoing matters as was contained in the Prospectus); and the statements in the Disclosure Package and the Prospectus under the heading “Description of Capital Stock”, insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, or proceedings.

(j) This Agreement has been duly authorized, executed, and delivered by the Company.

(k) The Company is not and, after giving effect to the offering and sale of the Securities as described in the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(l) No consent, approval, authorization, filing with, or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Securities to the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus, or (ii) those the failure of which to obtain would not reasonably be expected to have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

(m) Neither the sale of the Securities by the Company to the Underwriters nor the consummation of any of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge, or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or bylaws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, or other agreement, obligation, covenant, or instrument to which the Company is a party or by which it was bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order, or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator, or other authority having jurisdiction over the Company or any of its properties, which violation would, in the cases of clauses (ii) and (iii) of this Section 1(i)(m), reasonably be expected to have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby.

(n) Except as disclosed in the Disclosure Package and the Prospectus, no holder of securities of the Company has rights to the registration of such securities under the Registration Statement.

(o) The financial statements and schedules of the Company together with the related notes included in the Disclosure Package, the Prospectus, and the Registration Statement present fairly in all material respects the financial condition, results of operations, and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the Company has no material contingent obligation required to be disclosed in the financial statements included in the Disclosure Package and Prospectus which is not disclosed as required.

The pro forma financial statements and other pro forma financial information included in the Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(p) Except as disclosed in the Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, or results of operations of the Company and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Disclosure Package and Prospectus, there has been no dividend or distribution of any kind declared, paid, or made by the Company on any class of its capital stock.

(q) No action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company or its property is pending or, to the knowledge of the Company, threatened that would reasonably be expected to have (i) a material adverse effect on the Company’s performance of its obligations under this Agreement, or the consummation by the Company of any of the transactions contemplated hereby, or (ii) a Material Adverse Effect, except as set forth or contemplated in the Disclosure Package and the Prospectus.

(r) The Company owns, licenses, or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(s) Except as disclosed in the Disclosure Package and the Prospectus, the Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, or other agreement, obligation, covenant, or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order, or decree of any court, regulatory body, administrative agency, governmental body, arbitrator, or other authority having jurisdiction over the Company or any of its properties, as applicable, which violation or default would, in the case of clauses (ii) or (iii), reasonably be expected to have a Material Adverse Effect.

(t) Ehrhardt Keefe Steiner & Hottman PC, which has certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Disclosure Package or the Prospectus, is an independent registered public accounting firm and are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board.

(u) To the knowledge of the Company, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company in connection with the Company’s execution and delivery of this Agreement.

(v) Except as set forth in or contemplated in the Disclosure Package and the Prospectus, the Company (i) has filed all non-U.S., U.S. federal, state, and local tax returns that are required to be filed or has requested extensions thereof except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, and (ii) has paid all taxes required to be paid by it and any other assessment, fine, or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine, or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(w) No labor problem or dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent, except as would not reasonably be expected to have a Material Adverse Effect.

(x) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers, and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; except in the case of the Company’s solicitation of bids on insurance policies in connection with its ordinary course insurance policy renewal processes, the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(y) Except as would not reasonably be expected to have a Material Adverse Effect or as otherwise disclosed in the Disclosure Package or the Prospectus, the Company possesses all licenses, certificates, permits, and other authorizations issued by the appropriate federal, state, or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Effective Date, there has been no change in the Company’s internal controls that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls.

(aa) The Company’s management has established “disclosure controls and procedures” (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer.

(bb) The section entitled “Management’s Discussion and Analysis of Financial condition and Results of Operations - Critical Accounting Policies and Estimates” in the Prospectus accurately and fully describes in all material respects (A) the accounting policies that the Company believes are the most critical to the Company (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(cc) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd) Except as set forth in or contemplated in the Disclosure Package and the Prospectus, the Company is (i) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants, or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses, or other approvals required of it under applicable Environmental Laws to conduct its business, and (iii) has not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses, or other approvals, failure to comply with the terms and conditions of such permits, licenses, or approvals or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ee) Except as set forth in the Disclosure Package and the Prospectus, the Company has not violated the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder, or similar non-U.S. laws, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any entity which is under common control with the Company (as determined under Section 414 of the Code) sponsors or has sponsored a plan subject to Title IV of ERISA.

(ff) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).

(gg) The Class A Common Stock, including the Underwritten Securities being sold hereunder by the Company, has been approved for listing on the Nasdaq Global Market under the symbol “RSOL,” subject to notice of issuance and evidence of satisfactory distribution. The Company is in compliance, in all material respects, with the applicable rules and regulations of the Nasdaq Global Market. A registration statement relating to the Class A Common Stock has been filed with the Commission on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the applicable requirements of the Exchange Act.

(hh) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, or Affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) The operations of the Company are and have been conducted at all times in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any governmental agency.

(jj) The operations of the Company are and have been conducted at all times in compliance, in all material respects, with the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Executive Orders Issued thereunder and the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, or Affiliate of the Company is currently subject to any U.S. sanctions administered by OFAC.

(kk) Except as otherwise described in the Disclosure Package and the Prospectus, the operations of the Company are and have been conducted at all times in material compliance with the applicable export control laws of all jurisdictions, the rules and regulations issued thereunder and any related or similar rules, including but not limited to the Export

Administration Regulations administered by the Bureau of Industry and Security at the Department of Commerce.

(ll) Except as set forth in the Disclosure Package and the Prospectus, the Company owns, possesses, licenses, or has other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how, and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of its business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, (i) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (ii) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property; (iii) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (v) to the knowledge of the Company, there is no U.S. patent or published U.S. patent application which contains claims that interfere with the issued or pending claims of any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company; (vi) to the knowledge of the Company, none of the Company’s Intellectual Property has been pledged as security for obligations under any indebtedness; and (vii) the Company is not currently aware of any specific prior art which would render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except for items set forth in clauses (i) through (vii) of this subparagraph, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(mm) Except as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending Affiliate of any Underwriter.

Any certificate signed by any officer of the Company and delivered to the Representatives pursuant to this Agreement or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $             per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to ________ Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Option Securities Closing Date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 11:00 a.m., New York City time, on                 , 2008, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives and the Company shall designate, which date and time may be postponed by ThinkPanmure, LLC, and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Option Securities Closing Date may not be earlier than the Closing Date. Payment to or upon the order of the Company for the Underwritten Securities shall be made by wire transfer to an account specified by the Company at least two Business Days prior to the Closing Date in federal (same-day) funds against delivery of the certificates for the Underwritten Securities. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless ThinkPanmure, LLC shall otherwise instruct at least two Business Days prior to the Closing Date or the Option Securities Closing Date, as the case may be.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, then the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives in the notice of exercise (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in federal (same-day) funds to an account specified by the Company at least two Business Days prior to such date. If the Option Securities Closing Date occurs after the Closing Date, the Company will deliver to the Representatives on the Option Securities Closing Date, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates, and letters confirming as of such date the opinions, certificates, and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. The Company is advised by the Representatives that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection and, upon such issuance, occurrence, or objection to the use of the Registration Statement, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or notice of or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time, not misleading, the Company will (1) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, (2) amend or supplement the Disclosure Package to correct such statement or omission, and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, (including in circumstances where such requirement may be satisfied pursuant to Rule 172) any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made at the time the Prospectus is delivered not misleading, or if it shall be necessary to amend the Registration Statement or supplement the

Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request. The Representatives will promptly notify the Company of the completion of the distribution of the Securities by the Underwriters, and thereafter will notify the Company prior to any subsequent time when a Prospectus relating to the Securities is required to be delivered under the Act.

(d) As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Act, as many copies of each Preliminary Prospectus, the Prospectus, and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation in excess of a nominal amount or to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of ThinkPanmure LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission (other than a registration statement on Form S-8) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any other shares of Class A Common Stock, Class B Common Stock, or any securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock or Class B Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement; provided, however, that the Company may (i) issue and sell Class A Common Stock pursuant to any compensatory stock plan (and may issue options, restricted stock and RSUs thereunder), stock ownership plan, or dividend reinvestment plan of the Company in effect at the Execution Time; (ii) issue Class A Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; (iii) issue and sell Class A Common Stock or warrants or other rights to purchase Class A Common Stock or any other securities of the Company in connection with any merger, acquisition, strategic partnership, joint venture or collaboration to which the Company is a party, or involving the acquisition or license of any products or technology by the Company; and (iv) issue and sell Class A Common Stock or Class B Common Stock pursuant to any transactions not involving the public market. If (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(h) Prior to the termination of the offering of the Securities, the Company will comply in all material respects with all applicable securities and other applicable laws, rules, and regulations, including, without limitation, the Sarbanes Oxley Act, and use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such applicable laws, rules, and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or Class B Common Stock.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing, or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges, and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested by the Representatives for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance, and delivery of certificates for the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Global Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the FINRA (including filing fees); (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees, and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants as well as the reasonable travel and lodging expenses of the Representatives of the Underwriters; (ix) the fees and expenses of the Company’s accountants, legal counsel (including local and special counsel), and other representatives, consultants, and advisors for the Company; and (x) the costs and expenses of closing volumes for the Company and the Representatives containing all documents related to the offering; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. For purposes of clarity, all fees and expenses of counsel to the Underwriters are excluded from this Section 5(i)(j) (other than Section 5(i)(j)(vi)) and are addressed in Section 7 of this Agreement.

(k) The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or such Underwriter with the Commission or retained by the Company or such Underwriter under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending, and record keeping.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date, and any Option Securities Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus has been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable term period prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Bartlit Beck Herman Palenchar & Scott LLP, counsel for the Company, to have furnished to the Representatives (i) its opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Annex A hereto, and (ii) its negative assurance statement, dated the Closing Date and addressed to the Representatives, to the effect set forth in Annex B hereto. The Company shall have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Annex C hereto.

(c) The Representatives shall have received from Greenberg Traurig LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus, and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed on behalf of the Company by the principal executive officer and principal financial officer of the Company, dated the Closing Date, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), earnings, business, or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus; and

(iv) such other matters as the Underwriters may reasonably request.

(e) The Company shall have requested and caused Ehrhardt Keefe Steiner & Hottman PC to have furnished to the Representatives, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, a customary “comfort letter” with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the Disclosure Package, and the Prospectus and confirmation that they are an independent registered public accounting firm within the meaning of the Act and the applicable rules and regulations adopted by the Commission.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package, and the Prospectus.

(g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates, and documents as the Representatives may reasonably request.

(h) The Securities shall have been approved for listing, subject to notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Market and satisfactory evidence of such action shall have been provided to the Representatives.

(i) Prior to or at the Execution Time, the Company shall have furnished to the Representatives a letter addressed to the Representatives substantially in the form of Exhibit A hereto from the Parent and each of the executive officers and directors of the Company.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Bartlit Beck Herman Palenchar & Scott LLP, counsel for the Company, at 1899 Wynkoop Street, Suite 800, Denver, Colorado 80202, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because of any refusal, inability, or failure on the part of the Company to perform any agreement herein or comply with any provision hereof or satisfy the conditions in Section 6 applicable to it other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through ThinkPanmure LLC on demand for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel for the Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If this Agreement is terminated by reason of the default of one or more of the Underwriters as set forth in Section 9 hereof, the Company will not be obligated to reimburse any Underwriter on account of those expenses.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, and managers of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages, or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to the written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Securities and, (ii) under the heading “Underwriting”: (A) the sentences related to concessions and reallowances, (B) the chart setting forth the Underwriters and their respective allocations of Securities, (C) the paragraph disclosing the maximum dollar amount of the concessions that the Underwriters will grant dealers in connection with offering the Securities to dealers, (D) the paragraph regarding electronic delivery of the Prospectus and other matters relating to the allocation of the Securities, and (E) the paragraphs related to stabilization, syndicate covering transactions, and penalty bids in any Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b), or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b), or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs, and expenses of one such separate counsel (in addition to any local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon advice of legal counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or there be a final judgment for the plaintiff, to the extent set forth in this Agreement, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit, or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b), or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages, and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and any one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriters, on the other, from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, on the one hand, and the Underwriters severally, on the other, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company, on the one hand, shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters, on the other, shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, and manager of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder otherwise than by reason of a default by the Company, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company except to the extent provided in Section 7 hereof. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Class A Common Stock shall have been suspended by the Commission or the Nasdaq Global Market or trading in securities generally on the New York Stock Exchange or Nasdaq Global Market shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange or Nasdaq Global Market, (ii) a banking moratorium shall have been declared either by the U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus, (iv) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule, or order of any court or other governmental authority which in the Representatives’ reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) a material disruption in commercial banking or securities settlement or clearance services in the United States, if the effect of such disruption is so material or adverse that it makes the offering or delivery of the Securities on the terms and in the manner contemplated in the final prospectus impracticable, (vi) the taking of any action by any federal, state, or local government or agency in respect of its monetary or fiscal affairs which in the Representatives’ reasonable opinion has a material adverse effect on the securities markets in the United States, or (vii) there shall have occurred such a material adverse change in general economic, political, or financial conditions, including without limitation as a result of terrorist activities, after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to ThinkPanmure LLC, General Counsel (fax no.: (415) 772-9017) and confirmed to ThinkPanmure LLC, at 600 Montgomery Street, 8th Floor, San Francisco, California 94111, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered, or telefaxed to fax no.: (303) 464-3700 and confirmed to Real Goods Solar, Inc., at 360 Interlocken Boulevard, Broomfield, Colorado 80021.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors. No other person will have any right or obligation hereunder. In all dealings under this Agreement, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice, or agreement on behalf of any Underwriter made or given by the Representatives.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Agreement” shall mean this Underwriting Agreement dated as of                     , 2008 by and between Real Goods Solar, Inc. on the one hand and ThinkPanmure, LLC, Canaccord Adams Inc., and Broadpoint Capital, Inc. on the other hand.

“Business Day” shall mean any day other than a Saturday, a Sunday, or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Pricing Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto, and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Free Writing Prospectus” shall mean a free writing prospectus related to the Securities, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus relating to the Securities, as defined in Rule 433.

“Option Securities Closing Date” shall mean any date on which Option Securities are purchased, if such date is not the Closing Date.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Pricing Prospectus” shall mean the Preliminary Prospectus that is included in the Registration Statement at the time the Registration Statement becomes effective.

“Prospectus” shall mean the prospectus (or any supplement thereto) relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus (or any supplement thereto) relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Regulation D” shall mean Regulation D under the Act.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Subsidiary” shall have the meaning specified in Rule 1-02 of Regulation S-X.

18. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary, or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

REAL GOODS SOLAR, INC.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

THINKPANMURE, LLC

By:	THINKPANMURE, LLC

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
ThinkPanmure, LLC
Canaccord Adams Inc.
Broadpoint Capital, Inc.

Total

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

EXHIBIT A

LOCK-UP LETTER AGREEMENT

ThinkPanmure, LLC

Canaccord Adams Inc.

Broadpoint Capital, Inc.

As Representatives of the several Underwriters

c/o	ThinkPanmure, LLC

600 Montgomery Street, 8th floor

San Francisco, CA 94111

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Shares”) of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of Real Goods Solar, Inc., a Colorado corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of ThinkPanmure, LLC, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Class A Common Stock (including, without limitation, shares of Class A Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Class A Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Class A Common Stock, or (2) establish or increase a put equivalent position within the meaning of Section 16 of the Exchange Act, (whether by actual sale or effective economic sale due to cash settlement or otherwise), or (3) enter into any swap or other derivative transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Class A Common Stock, whether any such transaction described in clause (1), (2), or (3) above is to be settled by delivery of Class A Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”), other than (a) bona fide gifts, (b) transfers to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (c) transfers upon death pursuant to the laws of descent and distribution or pursuant to wills, (d) exercises of options and warrants to acquire shares, so long as the underlying shares remain subject to this Lock-Up Letter Agreement, (e) if the undersigned is a corporation, partnership or other business entity, transfers to another corporation, partnership or other business entity that is a direct or indirect affiliate of the undersigned, (f) transactions by the Company that are permitted pursuant to Section 5(g) of the

ThinkPanmure LLC

Canaccord Adams Inc.

Broadpoint Capital, Inc.

Underwriting Agreement, or (g) bona fide pledges of the Class A Common Stock or Class B Common Stock; provided that, in the case of clauses (a), (b), (c), (e), (f) and (g) the recipient of such gift, transfer, issuance or pledge shall, prior to such gift, transfer, issuance or pledge agree with the Underwriters, in a writing executed and delivered to the Underwriters, to be bound by the terms of this Lock-Up Letter Agreement.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless ThinkPanmure, LLC waives, in writing, such extension. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Underwriters, and any selling shareholders named therein.

[Signature page follows]

ThinkPanmure LLC

Canaccord Adams Inc.

Broadpoint Capital, Inc.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:
Dated:

EXHIBIT B

San Francisco, CA

                        , 2008

ThinkPanmure, LLC

Canaccord Adams Inc.

Broadpoint Capital, Inc.

As Representatives of the several Underwriters

c/o	ThinkPanmure, LLC

600 Montgomery Street,

8th floor San Francisco, CA 94111

Ladies and Gentlemen:

Real Goods Solar, Inc., a Colorado corporation (the “Company”), is selling to the several underwriters (collectively, the “Underwriters”) named in Schedule I to the Underwriting Agreement dated as of the date hereof between the Underwriters and the Company (the “Underwriting Agreement”) shares of Class A Common Stock, par value $0.0001 per share of the Company. The Company currently is a wholly owned subsidiary of Gaiam, Inc., a Colorado corporation (“Parent”), which owns all of the issued and outstanding shares of the Company’s Class A Common Stock and the Company’s Class B Common Stock. All terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

The Parent and the Underwriters hereby agree as follows:

1. Indemnification. Pursuant to Section 8(a) of the Underwriting Agreement, the Company has undertaken certain indemnification and contribution obligations to the Underwriters (the “Indemnity Obligations”). In the event of a failure by the Company to pay any of the Indemnity Obligations when the same become due and payable under the Underwriting Agreement, then the Parent shall, after receipt of notice and demand for payment by the Representative, pay such unpaid portions of the Indemnity Obligations to the Representative. Demand hereunder shall be deemed to have been made when made delivered to the Parent at the address provided in Section 2 hereof. Provided, however, that the Parent’s obligations hereunder are not as a primary obligor with respect to the Indemnity Obligations, but as a surety; and, further, provided, that the Parent’s liability hereunder shall not exceed an amount equal to the amounts repaid to Parent (as described in the prospectus) from the net proceeds received by the Company from the Company’s initial public offering of the Securities pursuant to the Underwriting Agreement.

2. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to ThinkPanmure, LLC, General Counsel (fax no.: (415) 772-9017) and confirmed to ThinkPanmure, LLC, at 600 Montgomery Street, 8th Floor, San Francisco, California 94111, Attention: General Counsel; or, if sent to the Parent, will be mailed, delivered, or telefaxed to fax no.: (303) 464-3609 and confirmed to Gaiam, Inc., at 360 Interlocken Boulevard, Broomfield, Colorado 80021.

3. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 3 hereof and their respective successors. No other person will have any right or obligation hereunder. In all dealings under this Agreement, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

4. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

5. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

6. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

7. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Parent and the Underwriters, or any of them, with respect to the subject matter hereof.

8. Termination. This Agreement shall terminate upon the termination of the Underwriting Agreement (other than the provisions thereof which survive termination).

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Parent and the several Underwriters.

Very truly yours,

GAIAM, INC.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

THINKPANMURE, LLC

By:	THINKPANMURE, LLC

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the Underwriting Agreement.

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ANNEX A

ISSUER’S COUNSEL LEGAL OPINION

ANNEX B

ISSUER’S COUNSEL NEGATIVE ASSURANCE STATEMENT

ANNEX C

COMPANY GENERAL COUNSEL LEGAL OPINION